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                                                                    Exhibit 23.1
                                                                    ------------



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-49792) of TeleCorp-Tritel Holding Company of our report dated March 29, 2001, relating to the consolidated financial statements of TeleCorp PCS, Inc., which appear in the Form 10-K of TeleCorp PCS, Inc. We also consent to the incorporation by reference of our report dated March 29, 2001 relating to the financial statement schedule, which appears in the Form 10-K of TeleCorp PCS, Inc.



PricewaterhouseCoopers LLP
McLean, Virginia
March 29, 2001